Exhibit 23.2

McGladrey & Pullen
Certified Public Accountants









            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement of K-Fed Bancorp on Form S-8 filed with the Securities and Exchange Commission, filed on or about November 24, 2004, of our report dated August 10, 2004 appearing in this Annual Report on Form 10-K of K-Fed Bancorp for the year ended June 30, 2004.

/s/ McGladrey & Pullen, LLP

Irvine, California
November 24, 2004